Exhibit 99.1

News For Immediate Release

Amplify Energy Announces First Quarter 2018 Results

and Updated 2018 Guidance

HOUSTON, May 9, 2018—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the first quarter 2018 and updated guidance for the full year 2018.

Key First Quarter Highlights

•	Announced the sale of the Company’s South Texas assets for $20 million, with closing expected in May 2018

•	Daily production of 174.0 MMcfe/d, in-line with quarterly guidance

•	Generated net cash provided by operating activities of $42 million for the quarter, exceeding the midpoint of guidance of $35 million

•	Generated Adjusted EBITDA of $43 million that was at the high end of the guidance range of $37 million to $43 million

•	Generated $23 million of free cash flow that was at the high end of the guidance range of $19 million to $24 million

•	Maintained total debt to annualized Adjusted EBITDA of 2.0x

•	As of May 7, 2018, Amplify reduced net debt to $325 million inclusive of $15 million of cash on hand

“This has been another strong quarter for Amplify. The Company’s first quarter performance continues Amplify’s impressive trend of target-focused operational and financial results,” said Bill Scarff, President and Chief Executive Officer of Amplify. “During the quarter, we kicked-off our capital drilling program in East Texas, and we expect the Company to generate significant free cash flow during 2018 that will be used to further enhance liquidity. We are also continuing to work closely with our Board to optimize strategies, increase investment returns and enhance shareholder value.”

Key Financial Results

$ in millions	First Quarter 2018	Fourth Quarter 2017
Average daily production (MMcfe/d)	174.0	184.3

Total revenues	$87.9	$87.5

Total assets	$886.5	$917.5

Net Income (loss)	$3.2	$9.7

Adjusted EBITDA (a non-GAAP financial measure)	$43.3	$48.2

Total debt (1)	$347.0	$376.0

Total debt / Adjusted EBITDA (2)	2.0x	2.0x

Net cash provided by (used in) operating activities	$42.1	$44.3

Total capital	$14.9	$11.6

(1)	As of March 31, 2018 and December 31, 2017, respectively
(2)	Annualized for the respective quarter ended

Divestiture of South Texas Properties

On March 13, 2018, the Company entered into a definitive agreement to sell its interest in non-core conventional dry gas assets in Live Oak, McMullen, Webb and Duval counties in South Texas to an undisclosed buyer for $20 million, subject to customary closing adjustments. The transaction is expected to close in May 2018 with an effective date of January 1, 2018. Proceeds from the transaction are expected to be used to pay down outstanding borrowings under the Company’s revolving credit facility.

First quarter net production for the South Texas properties was 15 MMcfe/d derived from over 500 gross producing wells with proved developed producing reserves of 52.4 Bcfe (88% natural gas), based on SEC proved developed producing reserves as of year-end 2017. First quarter capital expenditures for the properties were approximately $173,000.

TenOaks Energy Advisors LLC acted as the sole financial advisor and Kirkland & Ellis LLP acted as legal counsel during the transaction.

Revolving Credit Facility and Liquidity

As of May 7, 2018, Amplify had total debt of $340 million under its revolving credit facility, with a current borrowing base of $435 million. Amplify’s liquidity was $108 million as of May 7, 2018, consisting of $15 million of cash on hand and available borrowing capacity of $93 million (including the impact of $2.4 million in outstanding letters of credit).

We are currently finalizing the spring redetermination of the Company’s revolving credit facility with our lending banks. At this time, the Company does not expect this redetermination to materially impact our liquidity or ability to execute our business strategies.

Comparison of First Quarter Guidance vs Actual Results

	1Q2018 Guidance (1)			Q1(2)
	March 7, 2018			2018
	Low		High	Actuals
Net Average Daily Production
Oil (MBbls/d)	9.3	—	9.9	10.0
NGL (MBbls/d)	4.6	—	4.8	4.6
Natural Gas (MMcf/d)	86	—	91	86.4
Total (MMcfe/d)	169	—	179	174.0
Commodity Price Differential / Realizations (Unhedged)
Crude Oil Differential ($ / Bbl)	$3.35	—	$4.00	$2.21
NGL Realized Price (% of WTI NYMEX)	38%	—	45%	42%
Natural Gas Realized Price (% of Henry Hub)	96%	—	100%	95%
Gathering, Processing and Transportation Costs
Crude Oil ($ / Bbl)	$0.63	—	$0.70	$0.49
NGL ($ / Bbl)	$4.75	—	$5.00	$3.84
Natural Gas ($ / Mcf)	$0.55	—	$0.65	$0.46

Mcfe ($ / Mcfe)	$0.43	—	$0.51	$0.36
Average Costs
Lease Operating ($ / Mcfe)	$1.81	—	$1.92	$1.89
Taxes (% of Revenue) (3)	5.0%	—	6.3%	5.7%
Recurring Cash General and Administrative ($ / Mcfe) (4)	$0.59	—	$0.63	$0.59
Net Cash Provided by Operating Activities ($MM) (5)		$35		$42
Adjusted EBITDA ($MM) (6)	$37	—	$43	$43
Cash Interest Expense ($MM)	$4	—	$6	$5
Capital Expenditures ($MM)	$10	—	$16	$15
Free Cash Flow (MM) (6)	$19	—	$24	$23

(1)	Guidance based on NYMEX strip pricing as of February 23, 2018; Average prices of $61.87 / Bbl for crude oil and $2.80 / Mcf for natural gas for 2018
(2)	Actual results for 1Q18 impacted by adoption of new GAAP revenue recognition standard that reduced revenue and GP&T, but had no net impact on Net Cash Provided by Operating Activities or Adjusted EBITDA
(3)	Includes production, ad valorem and franchise taxes
(4)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(5)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(6)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Production and Drilling Program Update

During the first quarter of 2018, Amplify produced 174 MMcfe/d, in-line with quarterly guidance. During the quarter, Amplify completed two wells that were drilled in 2017. Initial production rates from these two wells were below expectations due to higher than anticipated water saturation. While the wells are at a very early juncture in their respective lifecycles and decline rates on both wells appear to be lower than normal, it is too early to project ultimate recoveries. The Company will continue to monitor the performance of these wells and provide updates at a later date, if appropriate.

The Company also initiated its 2018 drilling program in the first quarter of 2018, with the expectation of drilling an additional seven horizontal wells targeting the Cotton Valley formation, four of which are expected to be online prior to year-end.

Amplify also expects first production from 10 gross (0.5 net) new non-operated Eagle Ford shale wells in the second quarter of 2018.

Capital Spending Update and Outlook

Amplify’s capital spend for the first quarter was approximately $15 million, in-line with quarterly guidance. First quarter capital was allocated 66% in East Texas, 21% in the Eagle Ford and the remainder focused primarily on workover and infrastructure related projects in California, the Rockies and South Texas.

Based on the current drilling program, the Company’s capex program for the second quarter of 2018 is expected to be approximately $20 to $26 million. Amplify anticipates spending approximately 84% of this capital in East Texas, with the remainder focused primarily on infrastructure related capital in California, Eagle Ford and the Rockies.

Second Quarter and Full Year 2018 Guidance

The following guidance included in this press release is subject to the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. Amplify’s updated 2018 guidance is based on its current expectations regarding capital expenditure levels and on the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products.

This guidance has not been adjusted for announced asset divestitures but will be adjusted upon successful transaction completion. A summary of the guidance is presented below:

	Q2 2018E (1)			FY 2018E (1)
	Low		High	Low		High
Net Average Daily Production
Oil (MBbls/d)	9.4	—	9.9	8.7	—	9.6
NGL (MBbls/d)	4.6	—	4.8	4.5	—	5.0
Natural Gas (MMcf/d)	86.6	—	92.0	86.0	—	95.0
Total (MMcfe/d)	170.1	—	180.6	165.3	—	182.8
Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$3.65	—	$4.30	$3.20	—	$3.85
NGL Realized Price (% of WTI NYMEX)	39%	—	45%	39%	—	45%
Natural Gas Realized Price (% of Henry Hub)	94%	—	98%	94%	—	98%
Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.60	—	$0.70	$0.60	—	$0.70
NGL ($ / Bbl)	$4.00	—	$4.50	$4.00	—	$4.50
Natural Gas ($ / Mcf)	$0.46	—	$0.56	$0.45	—	$0.55

Total ($ / Mcfe)	$0.37	—	$0.47	$0.37	—	$0.47
Average Costs
Lease Operating ($ / Mcfe)	$1.73	—	$1.83	$1.69	—	$1.87
Taxes (% of Revenue) (2)	5.5%	—	6.5%	5.5%	—	6.5%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.51	—	$0.55	$0.47	—	$0.52
Net Cash Provided by Operating Activities ($MM) (4)		$40			$151
Adjusted EBITDA ($MM) (5)	$41	—	$47	$164	—	$174
Cash Interest Expense ($MM)	$3	—	$5	$16	—	$20
Capital Expenditures ($MM)	$20	—	$26	$68	—	$82
Free Cash Flow ($MM) (5)	$14	—	$20	$70	—	$82

(1)	Guidance based on NYMEX strip pricing as of April 27, 2018; Average prices of $65.60 / Bbl for crude oil and $2.85 / Mcf for natural gas for 2018
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(5)	Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Hedging Update

Since Amplify’s previous hedge update as of March 7, 2018, the Company has added oil swaps of approximately 1,700 Bbls/d in 2018 and 2,500 Bbls/d in 2019. The Company also added NGL swaps of approximately 700 Bbls/d in 2018 and 1,100 Bbls/d in 2019, in addition to approximately 31 MMcf/d of natural gas swaps in 2019. As a percentage of its full year 2018 guidance, the Company’s production is now 66% hedged in 2018 and 52% hedged in 2019. The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which production is hedged for April 2018 through December 2019, as of May 9, 2018.

Hedge Summary
	Year Ending December 31,
	2018	2019
Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price ($/MMbtu)	$3.54	$2.82
Total natural gas volumes hedged (MMcf/d)	59.0	41.1
Oil Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$69.14	$54.08
Total oil volumes hedged (MBbl/d)	6.7	6.1
Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$25.85	$29.96
Total NGL volumes hedged (MBbl/d)	2.8	2.4
Total Derivative Contracts:
Total weighted-average fixed/floor price ($/Mcfe)	$6.42	$5.62
Total equivalent volumes hedged (MMcfe/d)	116.3	92.0

Amplify posted an updated hedge presentation containing additional information on its website, www.amplifyenergy.com, under the Investor Relations section.

Quarterly Report on Form 10-Q

Amplify’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which Amplify expects to file with the Securities and Exchange Commission on May 9, 2018.

About Amplify Energy

Amplify Energy Corp. was formed in May 2017 as the reorganized successor to Memorial Production Partners LP. Amplify is headquartered in Houston, Texas and is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, which may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables)

Amplify Energy Corp.

Selected Financial Data - Unaudited

Statements of Operations Data

(Amounts in $000s, except per unit data)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017
Revenues:
Oil and natural gas sales	$87,847	$87,414
Other income	85	81

Total revenues	87,932	87,495

Costs and Expenses:
Lease operating expense	29,570	26,586
Gathering, processing and transportation	5,600	7,461
Exploration	34	21
Taxes other than income	5,037	4,954
Depreciation, depletion and amortization	12,958	14,161
General and administrative expense	10,657	11,027
Accretion of asset retirement obligations	1,718	1,692
Realized (gain) loss on commodity derivatives	(4,876)	(9,169)
Unrealized (gain) loss on commodity derivatives	15,332	28,476
(Gain) loss on sale of properties	2,373	—
Other, net	—	(287)

Total costs and expenses	78,403	84,922

Operating Income (loss)	9,529	2,573
Other Income (Expense):
Interest expense, net	(5,772)	(6,331)
Other income (expense)	—	16,987

Total Other Income (Expense)	(5,772)	10,656

Income before reorganization items, net and income taxes	3,757	13,229
Reorganization items, net	(518)	(737)
Income tax benefit (expense)	—	(2,764)

Net income (loss)	$3,239	$9,728
Earnings per unit:
Basic and diluted earnings per share/unit	$0.13	$0.38

Selected Financial Data - Unaudited

Operating Statistics

(Amounts in $000s, except per unit data)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017
Oil and natural gas revenue:
Oil Sales	$54,726	$49,303
NGL Sales	10,946	12,779
Natural Gas Sales	22,175	25,332

Total oil and natural gas sales—Unhedged	$87,847	$87,414

Production volumes:
Oil Sales - MBbls	902	929
NGL Sales - MBbls	412	457
Natural Gas Sales - MMcf	7,775	8,635

Total - Mmcfe	15,660	16,957

Total - Mmcfe/d	174.0	184.3

Average sales price (excluding commodity derivatives):
Oil - per Bbl	$60.66	$52.98
NGL - per Bbl	$26.57	$27.99
Natural gas - per Mcf	$2.85	$2.93

Total - per Mcfe	$5.61	$5.16

Average unit costs per Mcfe:
Lease operating expense	$1.89	$1.57
Gathering, processing and transportation	$0.36	$0.44
Taxes other than income	$0.32	$0.29
General and administrative expense	$0.68	$0.65
Depletion, depreciation, and amortization	$0.83	$0.84

Selected Financial Data - Unaudited

Balance Sheet Data

(Amounts in $000s, except per unit data)	March 31, 2018	December 31, 2017
Total current assets	$61,605	$78,549
Property and equipment, net	625,803	673,432
Total assets	886,460	917,466
Total current liabilities	48,095	42,601
Long-term debt	347,000	376,000
Total liabilities	488,320	523,531
Total equity	398,140	393,936

Selected Financial Data - Unaudited

Statements of Cash Flows Data

(Amounts in $000s, except per unit data)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017
Net cash provided from operating activities	$42,147	$44,329
Net cash used in investing activities	(13,284)	(25,338)
Net cash provided by (used in) financing activities	(29,213)	(27,458)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per unit data)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017
Reconciliation of Adjusted EBITDA to Net Cash Provided from Operating Activities:
Net cash provided from operating activities	$42,147	$44,329
Changes in working capital	(4,810)	15,051
Interest expense, net	5,772	6,331
Amortization of deferred financing fees	(541)	(1,177)
Reorganization items, net	518	737
Exploration costs	34	28
Acquisition and divestiture related costs	208	371
Third-party midstream transaction	—	(16,979)
Plugging and abandonment cost	—	355
Current income tax expense (benefit)	—	(867)

Adjusted EBITDA:	$43,328	$48,179

Reconciliation of Free Cash Flow to Net Cash Provided from Operating Activities:
Adjusted EBITDA:	$43,328	$48,179
Less: Cash interest expense	5,087	5,142
Less Capital expenditures	14,902	11,626

Free Cash Flow:	$23,339	$31,411

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per unit data)	Three Months Ended March 31, 2018	Three Months Ended December 31, 2017
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	3,239	9,728
Interest expense, net	5,772	6,331
Income tax expense	—	2,764
Depreciation, depletion and amortization	12,958	14,161
Accretion of asset retirement obligations	1,718	1,692
(Gains) losses on commodity derivatives	10,456	19,307
Cash settlements on expired commodity derivatives	4,876	9,169
Acquisition and divestiture related costs	208	371
Reorganization items, net	518	737
Share based compensation expense	1,176	973
Gain on sale of properties	2,373	—
Exploration costs	34	28
(Gain) / Loss on settlement of AROs	—	(103)
Third-party midstream transaction	—	(16,979)

Adjusted EBITDA:	$43,328	$48,179

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$43,328	$48,179
Less: Cash interest expense	5,087	5,142
Less Capital expenditures	14,902	11,626

Free Cash Flow:	$23,339	$31,411

(in millions)	Mid-Point For Quarter Ended 6/30/2018	Mid-Point For Year Ended 12/31/2018
Calculation of Adjusted EBITDA:
Net income	$27	$98
Interest expense	4	18
Depletion, depreciation, and amortization	13	53

Adjusted EBITDA	$44	$169

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$40	$151
Changes in working capital	—	—
Cash Interest Expense	4	18

Adjusted EBITDA	$44	$169

Reconciliation of Adjusted EBITDA to Free Cash Flow:
Adjusted EBITDA	$44	$169
Cash Interest Expense	(4)	(18)
Capital expenditures	(23)	(75)

Free Cash Flow	$17	$76

Contacts

Amplify Energy Corp.

Martyn Willsher – Chief Financial Officer

(713) 588-8346

martyn.willsher@amplifyenergy.com